Exhibit 4.1
*
PARTICIPATION AGREEMENT
(GATX TRUST NO. 2008-2)
dated as of November 6, 2008
among
GATX CORPORATION,
as Owner
U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Pass Through Trustee

Assorted Railroad Tank Cars, Gondola Cars
and Hopper Cars

Vedder Price P.C.
Chicago, Illinois

i

TABLE OF CONTENTS

Page
Appendix A	Definitions

SCHEDULES

Schedule 1	Description of Equipment and Equipment Cost
Schedule 2	Payment Information for Loan Participant
Schedule 3	Loan Amounts
Schedule 4	Terms of Equipment Notes

ii

PARTICIPATION AGREEMENT
(GATX Trust No. 2008-2)
     THIS PARTICIPATION AGREEMENT (GATX Trust No. 2008-2) dated as of November 6, 2008 (this “Agreement”), among (i) GATX CORPORATION, a New York corporation (herein, together with its successors and assigns, called the “Owner”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture (as defined below) (herein in such capacity, together with its successors and assigns, called the “Indenture Trustee”), and (iii) U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly provided herein but solely as Pass Through Trustee under the Pass Through Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the “Pass Through Trustee” or the “Loan Participant”).
W I T N E S S E T H:
     WHEREAS, Owner is the owner of certain items of railroad rolling stock more particularly described in Schedule 1 hereto for which it desires to obtain financing;
     WHEREAS, pursuant to the Pass Through Trust Agreement, on the Closing Date, a grantor trust will be created to facilitate the financing contemplated hereby;
     WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner has entered into the Indenture with the Indenture Trustee pursuant to which Indenture the Owner agrees, among other things, for the benefit of the holder or holders of the Equipment Notes, to issue to the Pass Through Trustee as Loan Participant, the Equipment Notes as evidence of the loan made by the Loan Participant; and
     WHEREAS, the proceeds from the sale of the Pass Through Certificates will be applied by the Pass Through Trustee to effect the purchase from the Owner, on behalf of the Pass Through Trust, of the Equipment Notes issued under the Indenture.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
     Section 1. Definitions; Interpretation of this Agreement. The capitalized terms used in this Agreement (including the foregoing recitals) and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto, unless the context hereof shall otherwise require. All references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement unless otherwise indicated.
     Section 2. Secured Loans; Closing.
     2.1 Making of Loans and Issuance of Equipment Notes. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on November 6, 2008 or on such other date agreed to by the parties hereto (the “Closing Date”), the Pass Through Trustee shall make a secured loan to the Owner in the amount in Dollars opposite

[Participation Agreement (GATX Trust No. 2008-2)]
the Pass Through Trustee’s name on Schedule 3, such loan to be evidenced by one or more Equipment Notes, dated the Closing Date, issued to the Pass Through Trustee for the Pass Through Trust by the Owner in accordance with this Agreement and the Indenture in an aggregate principal amount equal to the amount of the secured loan made by the Pass Through Trustee.
     2.2 Closing Date.
          (a) The closing of the transactions contemplated hereby (the “Closing”) shall take place at 11:00 A.M., Chicago time, on the Closing Date at the offices of Vedder Price P.C., 222 North LaSalle Street, Chicago, Illinois 60601 or at such other place or time as the parties hereto shall agree.
          (b) All payments pursuant to this Section 2 shall be made in immediately available funds to Owner’s account at PNC Bank, ABA No. 043000096, Account No. 1019819133.
     Section 3. Representations and Warranties.
     3.1 Representations and Warranties of the Owner. The Owner represents and warrants to the Trustees that, as of the date hereof:
          (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to enter into and perform its obligations under the Owner Agreements, has the corporate power and authority to carry on its business as now conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the Owner Agreements;
          (b) the Owner Agreements have been duly authorized by all necessary corporate action, executed and delivered by the Owner, and constitute the legal, valid and binding obligations of the Owner, enforceable against the Owner in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;
          (c) the execution, delivery and performance by the Owner of each Owner Agreement and compliance by the Owner with all of the provisions thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Owner or any of its properties, or contravene the provisions of, or constitute a default by the Owner under, or result in the creation of any Lien (except for Permitted Liens) upon the property of the Owner under its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner is a party or by which the Owner or any of its property is bound or affected;
          (d) except for those matters disclosed in (i) the financial statements of the Owner and its Subsidiaries for the fiscal year ended December 31, 2007 or (ii) any subsequent

[Participation Agreement (GATX Trust No. 2008-2)]
Quarterly Report on Form 10-Q or Current Report on Form 8-K or other document filed by the Owner with the SEC on or prior to the date hereof or (iii) any press releases issued by the Owner and posted on the Owner’s website or in any other public filing with the SEC, there are no proceedings pending or, to the knowledge of the Owner, threatened against the Owner or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which individually or in the aggregate is likely to materially and adversely affect the financial condition or business of the Owner and its consolidated Subsidiaries, taken as a whole, or impair the ability of the Owner to perform its obligations under the Owner Agreements or which questions the validity of any Owner Agreement or any action taken or to be taken pursuant thereto. Neither the Owner nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal, the default under which would affect adversely the ability of the Owner to perform its obligations under the Owner Agreements;
          (e) the audited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Owner for the fiscal year ended December 31, 2007 fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Owner and its consolidated Subsidiaries as of such date and the results of their operations for the period then ended. Since December 31, 2007, there has been no material adverse change in the condition, financial or otherwise, of the Owner and its consolidated Subsidiaries, taken as a whole, as shown on the financial statements of Owner as of such date except for matters disclosed in (a) the financial statements referred to above or (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Owner with the SEC on or prior to the date hereof or (c) any press releases issued by Owner and posted on Owner’s website or in any other public filing with the SEC.
          (f) no consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of Owner or any governmental authority on the part of the Owner is required in connection with the execution and delivery by the Owner of the Owner Agreements, other than notices required to be filed with the STB and the Registrar General of Canada, which STB notice shall have been filed on the Closing Date and which Canadian notice shall be filed promptly following the Closing Date;
          (g) memoranda of the Indenture and the initial Indenture Supplement will on or before the Closing Date be duly filed with the STB pursuant to 48 U.S.C. §11301 and deposited with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and such filing with the STB pursuant to 49 U.S.C. §11301 will perfect the Indenture Trustee’s rights in the Units in the United States, and such deposit with the Registrar General of Canada will perfect the Indenture Trustee’s rights in the Units in Canada and no other filing, recording or deposit with, or giving of notice to any other federal, state, provincial or local government or agency thereof, or any other action, is necessary in order to protect the rights of the Indenture Trustee in the Units in the United States, any state thereof, the District of Columbia or to protect the rights of the Indenture Trustee in the Units in Canada or any province thereof;
          (h) the Equipment is covered by the insurance required by the Indenture and all premiums due prior to the Closing Date in respect of such insurance shall have been paid in full;

[Participation Agreement (GATX Trust No. 2008-2)]
          (i) no Material Default or Event of Default has occurred and is continuing and to the knowledge of Owner, no Event of Loss, or event with which the giving of notice and/or the passage of time would constitute an Event of Loss, has occurred;
          (j) the Owner is not an “investment company” or an “affiliated person” of an “investment company” within the meaning of the Investment Company Act of 1940;
          (k) none of the transactions contemplated by the Operative Agreements (including, without limitation, the use of the proceeds from the sale of the Equipment Notes) will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II;
          (l) the Owner is not in violation of any term of any charter instrument, by-law or in any material respect of any other material agreement or instrument to which it is a party or by which it may be bound. The Owner is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of the Owner to perform its obligations under the Operative Agreements to which it is a party, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business;
          (m) no Person acting on behalf of Owner is or will be entitled to any broker’s fee, commission or finder’s fee with respect to the transactions contemplated by the Operative Agreements other than fees and expenses payable by Owner in connection with the sale of the Pass Through Certificates;
          (n) each lease for any Unit in effect on the Closing Date between the Owner, as lessor, and another Person, as lessee, qualifies as a “Permitted Lease” on the Closing Date; and
          (o) neither Owner nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to any of the Equipment Notes or any other interest in or security under the Indenture, for sale, to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.
     3.2 Representations and Warranties of the Indenture Trustee. U.S. Bank, in its individual capacity and as the Indenture Trustee, represents and warrants to the Owner and the Pass Through Trustee that, as of the date hereof:
          (a) it is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America and has the full corporate power, authority and legal right under the laws of the United State of America pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of each of the Indenture Trustee Agreements;

[Participation Agreement (GATX Trust No. 2008-2)]
          (b) the execution, delivery and performance by U.S. Bank, in its individual capacity and as the Indenture Trustee, of each of the Indenture Trustee Agreements have been duly authorized by it and will not violate any applicable law or its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;
          (c) this Agreement has been duly executed and delivered and constitutes, and the other Indenture Trustee Agreements, when executed and delivered, will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principals of equity;
          (d) there are no proceedings pending or, to the knowledge of U.S. Bank, threatened, and to the knowledge of U.S. Bank, there is no existing basis for any such proceedings, against or affecting U.S. Bank, in its individual capacity and as the Indenture Trustee, in or before any court or before any governmental authority or arbitration board or tribunal which, individually or in the aggregate, if adversely determined, might impair the ability of U.S. Bank, in its individual capacity and as the Indenture Trustee, to perform its obligations under the Indenture Trustee Agreements;
          (e) no authorization or approval or other action by, and no notice to or filing with, any stockholder, trustee or holder of indebtedness or any governmental authority or regulatory body of the United States of America governing U.S. Bank in its trust capacity, is required for the due execution, delivery and performance by U.S. Bank, in its individual capacity and as the Indenture Trustee, of the Indenture Trustee Agreements, except as have been previously obtained, given or taken;
          (f) U.S. Bank, in its individual capacity and as the Indenture Trustee, is not in default under any of the Indenture Trustee Agreements; and
          (g) neither U.S. Bank, in its individual capacity and as the Indenture Trustee, nor any Person authorized to act on behalf of it, has directly or indirectly offered any interest in the Equipment or the Equipment Notes or any security similar to either thereof related to this transaction for sale to, or solicited offers to buy any of the same from, or otherwise approached or negotiated with respect to any of the same with, any Person other than the Pass Through Trustee, except for the offering and sale of the Pass Through Certificates.
     3.3 Representations and Warranties of the Pass Through Trustee. USBT, in its individual capacity and as the Pass Through Trustee, represents and warrants to the Owner and the Indenture Trustee that, as of the date hereof:
          (a) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the full corporate power, authority and legal right under the laws of the United State of America pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of the Pass Through Trust Agreement, the Pass Through Trust Supplement and this Agreement;

[Participation Agreement (GATX Trust No. 2008-2)]
          (b) the Pass Through Trust Agreement, the Pass Through Trust Supplement and this Agreement have been duly authorized, executed and delivered by USBT in its individual capacity and as the Pass Through Trustee; this Agreement, the Pass Through Trust Supplement and the Pass Through Trust Agreement constitute the legal, valid and binding obligation of USBT, in its individual capacity and as the Pass Through Trustee, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and by general principles of equity;
          (c) the execution, delivery and performance by USBT, in its individual capacity and as the Pass Through Trustee, of the Pass Through Trust Agreement, the Pass Through Trust Supplement and this Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, and the issuance of the Pass Through Certificates pursuant to the Pass Through Trust Agreement and the Pass Through Trust Supplement, do not contravene any law, rule or regulation of any Delaware state or local governmental authority or agency or any United States of America governmental authority or agency regulating USBT’s or the Pass Through Trustee’s banking, trust or fiduciary powers or any judgment or order applicable to or binding on USBT, in its individual capacity and as the Pass Through Trustee, and do not contravene or result in any breach of, or constitute a default under, USBT’s articles of association or by-laws or any agreement or instrument to which USBT, in its individual capacity and as the Pass Through Trustee, is a party or by which it or any of its properties may be bound;
          (d) neither the execution and delivery by USBT, in its individual capacity and as the Pass Through Trustee, of the Pass Through Trust Agreement, the Pass Through Trust Supplement or this Agreement nor the consummation by USBT, in its individual capacity and as the Pass Through Trustee, of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any Delaware state or local governmental authority or agency or any United States of America governmental authority or agency or any Federal governmental authority or agency regulating its banking, trust or fiduciary powers;
          (e) there are no pending or threatened actions or proceedings against USBT, in its individual capacity and as the Pass Through Trustee, before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely effect the ability of U.S. Bank, in its individual capacity and as the Pass Through Trustee, to perform its obligations under this Agreement, the Pass Through Trust Supplement or the Pass Through Trust Agreement;
          (f) USBT, in its individual capacity and as the Pass Through Trustee, is not in default under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplement;
          (g) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner;
          (h) the Pass Through Trustee is purchasing the Equipment Notes for the purposes contemplated by the Operative Agreements and not with a view to the transfer or

[Participation Agreement (GATX Trust No. 2008-2)]
distribution of any Equipment Note to any other Person, except as contemplated by the Operative Agreements; and
          (i) except for the issue and sale of the Pass Through Certificates contemplated in the Prospectus and the Pass Through Trust Agreement, neither USBT nor the Pass Through Trustee has directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in or to the Equipment or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone, and neither USBT nor the Pass Through Trustee has authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note, any Pass Through Certificate or any interest in and to the Equipment or any similar interest related to this transaction for sale to, or to solicit any offer to acquire any of the same from, any person.
     3.4 Taxes. (a) USBT in its individual capacity represents that, assuming that the trust created by the Pass Through Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, there are no Taxes imposed by the State of Delaware or any political subdivision or taxing authority thereof on that trust, the Pass Through Trustee, the Equipment Notes, the Pass Through Certificates, the Certificateholders or amounts payable pursuant to the Equipment Notes or Pass Through Certificates in connection with the execution, delivery and performance by USBT, as the Pass Through Trustee or in its individual capacity, of this Agreement or any of the other Operative Agreements or in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes imposed on USBT in its individual capacity based on or measured by any fees or compensation received by USBT for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreements) solely as a result of the place of business of USBT being in the State of Delaware or any political subdivision thereof.
          (b) U.S. Bank in its individual capacity represents that there are no Taxes imposed by the State of Connecticut or any political subdivision or taxing authority thereof on the Equipment Notes, the Pass Through Certificates, the Certificateholders or amounts payable pursuant to the Equipment Notes or Pass Through Certificates in connection with the execution, delivery and performance by U.S. Bank, as the Indenture Trustee or in its individual capacity, of this Agreement or any of the other Operative Agreements or in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes imposed on U.S. Bank in its individual capacity based on or measured by any fees or compensation received by U.S. Bank for services rendered in connection with the transactions contemplated by the Indenture) solely as a result of the place of business of U.S. Bank being in the State of Connecticut or any political subdivision thereof.
     3.5 Opinion Acknowledgment. Each of the parties hereto, with respect to such party, expressly consents to the rendering by its counsel of the opinion referred to in Section 4.1(d) and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such party.

[Participation Agreement (GATX Trust No. 2008-2)]
     Section 4. Closing Conditions.
     4.1 Conditions Precedent to Obligations of Trustees. The obligation of the Pass Through Trustee to make the secured loan described in Section 2 on the Closing Date and the obligations of the Indenture Trustee under the Operative Agreements shall be subject to the following conditions:
          (a) Execution of Operative Agreements. On or before the Closing Date, this Agreement, the Indenture, the Indenture Supplement, the Pass Through Trust Agreement and the Pass Through Trust Supplement shall each be satisfactory in form and substance to the Indenture Trustee and the Pass Through Trustee, shall have been duly executed and delivered by the parties thereto (except that the execution and delivery of the documents referred to above (other than this Agreement) by a party hereto or thereto shall not be a condition precedent to such party’s obligations hereunder), shall each be in full force and effect and executed counterparts of each shall have been delivered to the Indenture Trustee and the Pass Through Trustee or its counsel on or before the Closing Date; and no event shall have occurred and be continuing that constitutes a Default.
          (b) Recordation and Filing. On or before the Closing Date the Owner shall have caused memoranda of the Indenture and the Indenture Supplement to be duly filed, recorded and deposited with the STB in conformity with 49 U.S.C. §11301 and with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and the Owner shall furnish the Indenture Trustee and the Pass Through Trustee proof thereof.
          (c) Representations and Warranties of Owner. On the Closing Date, the representations and warranties of the Owner contained in Section 3.1 hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Indenture Trustee and the Pass Through Trustee shall have received an Officer’s Certificate dated such date from the Owner certifying to the foregoing matters, and the Owner shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Owner on or before said date.
          (d) Opinions of Counsel. On the Closing Date, the Indenture Trustee and the Pass Through Trustee shall have received the favorable written opinion of each of (i) the Owner’s special counsel and in-house counsel for the Owner, (ii) counsel to the Pass Through Trustee, (iii) counsel to the Indenture Trustee, (iv) special STB counsel and (v) special Canadian counsel, in form and substance satisfactory to the Trustees; provided that, except as otherwise provided herein, receipt by a party hereto of a favorable written opinion from counsel to such party shall not be a condition precedent to such party’s obligations hereunder.
          (e) Title. On the Closing Date, the Owner shall have all legal and beneficial title to each Unit described in the Indenture Supplement dated the Closing Date, free and clear of all Liens (other than Permitted Liens).

[Participation Agreement (GATX Trust No. 2008-2)]
          (f) Insurance Certificate and Opinion. On or before the Closing Date, the Indenture Trustee and the Pass Through Trustee shall have received a certificate relating to insurance that is required pursuant to Article IV of the Indenture.
          (g) Corporate Documents. The Trustees shall have received such documents and evidence with respect to the Owner as the Trustees may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.
          (h) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.
          (i) Representations and Warranties of the Indenture Trustee. On the Closing Date, the representations and warranties of the Indenture Trustee contained in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Owner and the Pass Through Trustee shall have received an Officer’s Certificate dated such date from the Indenture Trustee certifying the foregoing matters, and the Indenture Trustee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Indenture Trustee on or before said date.
          (j) Representations and Warranties of the Pass Through Trustee. On the Closing Date, the representations and warranties of the Pass Through Trustee contained in Section 3.3 hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Owner and the Indenture Trustee shall have received an Officer’s Certificate dated such date from the Pass Through Trustee certifying the foregoing matters, and the Pass Through Trustee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Pass Through Trustee on or before said date.
          (k) No Illegality. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by regulatory authorities that, in the opinion of either Trustee or its counsel, would make it illegal for such Trustee to enter into any transaction contemplated by the Operative Agreements.
          (l) Consents. All approvals and consents of any trustees or holders of any indebtedness or obligations of the Owner which are required in connection with the transactions contemplated by this Agreement, shall have been duly obtained and be in full force and effect.

[Participation Agreement (GATX Trust No. 2008-2)]
          (m) Governmental Actions. All actions, if any, required to have been taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement on the Closing Date shall have been taken by any governmental or political agency, subdivision or instrumentality of the United States and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement on the Closing Date shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect, on the Closing Date.
          (n) Equipment Notes. The Equipment Notes to be delivered on the Closing Date shall have been duly authorized, executed and delivered to the Pass Through Trustee by a duly authorized officer of the Owner and duly authenticated by the Indenture Trustee and that on the Closing Date the Pass Through Trustee shall have received the proceeds from the sale of the Pass Through Certificates.
     4.2 Conditions Precedent to the Obligation of the Owner. The obligation of the Owner to participate in the transactions contemplated hereby is subject to the following conditions as of the Closing Date:
          (a) Corporate Documents. On or before the Closing Date, the Owner shall have received such documents and evidence with respect to the Indenture Trustee and the Pass Through Trustee as the Owner may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.
          (b) Operative Agreements. On or before the Closing Date, the Operative Agreements shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Owner), and an executed counterpart of each thereof shall have been delivered to the Owner or its special counsel.
          (c) Representations and Warranties True. On the Closing Date, the representations and warranties of the Indenture Trustee and the Pass Through Trustee contained in Section 3 hereof shall be true and correct in all material respects as of the Closing Date as though made on and as of such date, and the Owner shall have received an Officer’s Certificate dated such date from each of the Indenture Trustee as described in Section 4.1(i) and the Pass Through Trustee as described in Section 4.1(j), addressed to the Owner and certifying as to the foregoing matters insofar as they relate to the Indenture Trustee and the Pass Through Trustee, as the case may be.
          (d) Opinions of Counsel. On the Closing Date, the Owner shall have received the opinions of counsel referred to in Section 4.1(d), addressed to the Owner.
          (e) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court

[Participation Agreement (GATX Trust No. 2008-2)]
or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.
          (f) Loan Participant’s Investment. The Pass Through Trustee shall have made available its secured loan in accordance with Section 2.1.
          (g) No Illegality. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by regulatory authorities that, in the opinion of the Owner or its counsel, would make it illegal for the Owner or either Trustee to execute, deliver or perform the Operative Agreements to which it is a party.
          (h) Other Conditions. The conditions set forth in Section 4.1(l) and (m) shall have been satisfied.
     Section 5. Certain Covenants of the Trustees and the Owner.
     5.1 Liens Created by the Indenture Trustee and the Loan Participant.
          (a) The Indenture Trustee, in its individual capacity, covenants and agrees with the Owner and the Loan Participant that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of the Indenture Estate arising as a result of (i) claims against the Indenture Trustee in its individual capacity not related to its interest in the Equipment, or to the administration of the Indenture Estate pursuant to the Indenture, (ii) acts of the Indenture Trustee in its individual capacity not contemplated by, or failure of the Indenture Trustee to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against the Indenture Trustee in its individual capacity relating to Taxes or expenses that are not indemnified against by the Owner pursuant to Section 6 attributable to the actions of the Indenture Trustee, solely in its individual capacity, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that the Indenture Trustee will, at its own cost and expense (and without any right of reimbursement from any other party hereto), promptly take such action as may be necessary duly to discharge any such Lien.
          (b) The Loan Participant covenants and agrees with the Owner and the Indenture Trustee that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of the Indenture Estate arising as a result of (i) claims against such Loan Participant not related to its interest in the Equipment, (ii) acts of such Loan Participant not contemplated by, or failure of such Loan Participant to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against such Loan Participant relating to Taxes or expenses that are not indemnified against by the Owner pursuant to Section 6, or (iv) claims against such Loan Participant arising out of the transfer by such Loan Participant of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that such Loan Participant will, at its own cost and expense (and without any right of reimbursement from the Owner), promptly take such action as may be necessary duly to discharge any such Lien.

[Participation Agreement (GATX Trust No. 2008-2)]
     5.2 Covenants of U.S. Bank, USBT, Indenture Trustee and Pass Through Trustee.
          (a) Neither U.S. Bank, in its individual capacity or as Indenture Trustee, nor USBT, in its individual capacity or as Pass Through Trustee, will offer any beneficial interest or Security relating to any interest in the Equipment, or any of the Equipment Notes or any other interest in or security under the Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on U.S. Bank or USBT any responsibility with respect to any such offer, sale or solicitation by any other party hereto.
          (b) U.S. Bank, in its individual capacity or as Indenture Trustee, and USBT, in its individual capacity and as Pass Through Trustee, as the case may be, each shall perform its obligations under the Indenture Agreements and the Pass Through Trustee Agreements in accordance with the terms thereof.
          (c) U.S. Bank shall indemnify (on an after-tax basis) and hold harmless Owner and the Pass Through Trust against any United States federal withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by U.S. Bank to withhold on payments to any Loan Participant if such Loan Participant failed to provide to Indenture Trustee necessary certificates or forms to substantiate the right to exemption from such withholding tax. Any amount payable hereunder shall be paid within 30 days after receipt by U.S. Bank of a written demand therefore.
     5.3 Covenants of Loan Participant. The Pass Through Trustee, as Loan Participant, covenants and agrees with Owner and Indenture Trustee as follows:
          (a) The Loan Participant (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner, the Pass Through Trust and Indenture Trustee against any United States federal withholding taxes (and related interest, penalties and additions to tax) as a result of the failure to provide Indenture Trustee necessary certificates or forms to substantiate the right to exemption from, or reduction of, such withholding taxes or as a result of the inaccuracy or invalidity of any certificate or form provided by the Loan Participant to Indenture Trustee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by the Loan Participant of a written demand therefor.
          (b) The Loan Participant will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on the Loan Participant any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it under the Indenture and the form of Equipment Note set forth in the Indenture.
          (c) Each transferee of an Equipment Note, by its acceptance of an Equipment Note, will be deemed to represent and warrant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions

[Participation Agreement (GATX Trust No. 2008-2)]
thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Owner or the Pass Through Trustee or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder).
     5.4 Covenants of the Owner.
          (a) Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Indenture Trustee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Agreement.
          (b) Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Indenture and any supplements thereto, including, without limitation, the initial Indenture Supplement, as shall be necessary to continue the perfection and priority of the Lien created by the Indenture.
          (c) Neither Owner nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Equipment or any interest in any of the Equipment Notes or any other interest in or security under the Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.
          (d) The Owner shall not consolidate with or merge into any other Person, or permit any other Person to merge into it, or convey, transfer or lease all or substantially all of its assets to any Person unless (i) the Person formed by such consolidation or surviving such merger (if other than the Owner) or the Person which acquires by conveyance, transfer or lease of all or substantially all of the assets of the Owner is an entity organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall execute and deliver to the Indenture Trustee an agreement in form and substance reasonably satisfactory to the Indenture Trustee containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Owner Agreements to be performed or observed by the Owner, (ii) immediately prior to and immediately after giving effect to such transaction, no Material Default or Event of Default shall have occurred, whether as a result of such consolidation or merger or such conveyance, transfer or lease or otherwise, (iii) the Owner shall have made all filings necessary or appropriate in the reasonable opinion of the Indenture Trustee in order to preserve and protect the rights of the Indenture Trustee under the Indenture, (iv) there shall have been delivered to the Indenture Trustee an Officer’s Certificate of the successor to the Owner (or such Person as is the surviving corporation) stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above complies with this Section 5.4(d), and

[Participation Agreement (GATX Trust No. 2008-2)]
(v) there shall have been delivered to the Indenture Trustee an opinion of counsel (which may be such Person’s in-house counsel) in form and substance reasonably satisfactory to the Indenture Trustee (A) confirming that the assumption agreement mentioned in clause (i) above has been duly authorized, executed and delivered by such Person and that such agreement is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms and (B) all filings and recordings and other actions necessary to protect the interests of the Indenture Trustee in the Units have been accomplished. Upon such consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Owner in accordance with this Section 5.4(d), the successor corporation formed by such consolidation or into which the Owner is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Owner under this Agreement and the other Operative Agreements with the same effect as if such successor corporation had been named as the Owner herein. All reasonable costs and expenses of the Indenture Trustee (including, without limitation, reasonable legal fees, costs and expenses of special counsel) incurred in connection with any merger pursuant to this Section 5.4(d) shall be paid by Owner.
          (e) The Owner shall at all times maintain its corporate existence except as permitted by Section 5.4(d); and it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate rights, powers, privileges and franchises except for any corporate right, power, privilege or franchise that it in good faith determines is no longer material, necessary or desirable in the conduct of its business.
          (f) From and after the Closing Date and so long as the Lien of the Indenture is in effect, the Owner shall not take any action (or fail to take any action) if the result of such action (or failure to act) would abrogate or invalidate or otherwise materially adversely affect the validity of any warranties applicable to the Units which would otherwise be available with respect to the Units.
          (g) The Owner agrees to give the Indenture Trustee written notice within 30 days following any change in its “location” (as used in 9-307 of the UCC) or any relocation of said place from its present location.
     Section 6. General Indemnity and Transaction Costs.
     6.1 General Indemnification and Waiver of Certain Claims.
          (a) Claims Defined. For the purposes of this Section 6.1, “Claims” shall mean any and all costs, expenses, liabilities, obligations, losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, or any Unit and, except as otherwise expressly provided in this Section 6.1, shall include, but not be limited to, all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith or related thereto.

[Participation Agreement (GATX Trust No. 2008-2)]
          (b) Indemnified Person Defined. For the purposes of this Section 6.1, “Indemnified Person” means the Indenture Trustee and the Pass Through Trustee, each of their Affiliates and each of their respective directors, officers, employees, successors and permitted assigns, agents and servants and the Indenture Estate (the respective directors, officers, employees, successors and permitted assigns, agents and servants of the Indenture Trustee, the Pass Through Trustee and each of their Affiliates, as applicable, together with the Indenture Trustee, the Pass Through Trustee and each of their Affiliates, as the case may be, being referred to herein collectively as the “Related Indemnitee Group” of the Indenture Trustee and the Pass Through Trustee, respectively).
          (c) Claims Indemnified. Subject to the exclusions stated in subsection (d) below, Owner agrees to indemnify, protect, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims directly or indirectly resulting from or arising out of or alleged to result from or arise out of (whether or not such Indemnified Person shall be indemnified as to such Claim by any other Person):
          (i) this Agreement or any other Operative Agreement or any of the transactions contemplated hereby and thereby or any Unit or the ownership, lease, operation, possession, modification, improvement, abandonment, use, non-use, maintenance, sublease, substitution, control, repair, storage, alteration, transfer or other application or disposition, return, overhaul, testing, servicing, replacement or registration of any Unit (including, without limitation, injury, death or property damage of passengers, shippers or others, and environmental control, noise and pollution regulations, or the presence, discharge, spillage, release or escape of Hazardous Substances or damage to the environment (including, without limitation, clean-up costs, response costs, costs of corrective actions and natural resource damages)) whether or not in compliance with the terms of the Indenture, or by any of the commodities, items or materials from time to time contained in any Unit, whether or not in compliance with the terms of the Indenture, or by the inadequacy of any Unit or deficiency or defect in any Unit or by any other circumstances in connection with any Unit, or by the performance of any Unit or any risks relating thereto, or by any interruption of service, loss of business or anticipated profits or consequential damages;
          (ii) the construction, manufacture, financing, refinancing, design, purchase, acceptance, rejection, delivery, non-delivery or condition of any Unit (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement);
          (iii) any act or omission (whether negligent or otherwise) or any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement to be performed by, or other obligation of, Owner under any of the Operative Agreements, or the falsity of any representation or warranty of the Owner in any of the Operative Agreements or in any document or certificate delivered in connection therewith;
          (iv) the offer, sale or delivery of any Equipment Notes or Pass Through Certificates;

[Participation Agreement (GATX Trust No. 2008-2)]
          (v) any violation of law, rule, regulation or order by the Owner or any lessee of the Equipment or their respective directors, officers, employees, agents or servants; and
          (vi) the acquisition or holding of any Equipment Notes or Pass Through Certificates being deemed to result in a non-exempt “prohibited transaction” under ERISA or the Code.
          (d) Claims Excluded. The following are excluded from the agreement to indemnify under this Section 6.1:
          (i) Claims with respect to any Unit to the extent attributable to acts or events occurring after the release of the Lien of the Indenture on such Unit;
          (ii) Except to the extent of amounts required to be paid on an After-Tax Basis, claims which are Taxes, any loss of Tax benefits and any costs or expenses of contesting any Tax or loss of Tax benefits;
          (iii) with respect to any particular Indemnified Person, Claims to the extent resulting from (x) the gross negligence or willful misconduct of such Indemnified Person, or (y) any breach of any covenant to be performed by such Indemnified Person under any of the Operative Agreements, or the falsity of any representation or warranty of such Indemnified Person in any of the Operative Agreements or in a document or certificate delivered in connection therewith.
          (iv) in the case of the Loan Participant, other than during the continuance of an Event of Default and other than a disposition consented to by the Owner, a disposition (voluntary or involuntary) by the Loan Participant of all or any part of its interest in an Equipment Note or, in the case of any other Indemnified Person, a disposition by such Indemnified Person of all or any part of such Indemnified Person’s interest in the Equipment or the Operative Agreements;
          (v) other than during the continuation of an Event of Default, the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Agreements, which amendments, supplements, waivers or consents are not required pursuant to the terms of the Operative Agreements and not requested by Owner;
          (vi) any fine or expense incurred by any Indemnified Person as a result of such Indemnified Person’s having engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code;
          (vii) any amount which constitutes an expense that is to be borne by any Indemnified Person pursuant to the Operative Agreements;
          (viii) any costs associated with overhead or normal administration of the Indenture Estate;

[Participation Agreement (GATX Trust No. 2008-2)]
          (ix) any amount which constitutes a loss of future profits;
          (x) any amount to the extent attributable to the failure of the Indenture Trustee or Pass Through Trustee to distribute funds received and distributable by it in accordance with the terms of the Indenture or the Pass Through Trust Agreement, respectively;
          (xi) amounts to the extent attributable to the offer or sale by such Indemnified Person or any Related Indemnitee Group of any interest in the Equipment, any Equipment Note, any Pass Through Certificate or any similar interest in violation of the Securities Act, other applicable federal, state or foreign securities laws or any other law on or prior to the Closing Date; or
          (xii) amounts related to activities or transactions of such Indemnified Person (or any Related Indemnitee Group) not arising out of or resulting from, or attributable to the transactions contemplated by the Operative Agreements.
          (e) Insured Claims. In the case of any Claim indemnified by the Owner hereunder which is covered by a policy of insurance maintained by the Owner pursuant to Section 4.07 of the Indenture or otherwise, each Indemnified Person agrees to provide reasonable cooperation to the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.
          (f) Claims Procedure. An Indemnified Person shall, after obtaining knowledge thereof, promptly notify the Owner of any Claim as to which indemnification is sought; provided, however, that the failure to give such notice shall not release the Owner from any of its obligations under this Section 6.1, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Person shall have a material adverse affect on Owner’s ability to defend such Claim or recover proceeds under any insurance policies maintained by Owner hereunder. The Owner shall, after obtaining knowledge thereof, promptly notify each Indemnified Person of any indemnified Claim affecting such Person. Subject to the provisions of the following paragraph, the Owner shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such claim or liability; provided that the Owner shall keep the Indemnified Person which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all information with respect to such proceeding as such Indemnified Person shall reasonably request. Any Indemnified Person that is the subject of any Claim will cooperate with the Owner in connection with such Claim to the extent reasonably requested by the Owner at the expense of the Owner.
          Notwithstanding any of the foregoing to the contrary, the Owner shall not be entitled to control and assume responsibility for the defense of such claim or liability if (1) a Material Default or Event of Default shall have occurred and be continuing, (2) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than any Lien permitted under the Operative Agreements or a Lien which is adequately bonded to the satisfaction of such Indemnified Person) on, any Unit, (3) in the good faith opinion

[Participation Agreement (GATX Trust No. 2008-2)]
of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (4) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Person. In the circumstances described in clauses (1) - (4), the Indemnified Person shall be entitled to control and assume responsibility for the defense of such claim or liability at the expense of the Owner. In addition, any Indemnified Person may participate in any proceeding controlled by the Owner pursuant to this Section 6.1, at its own expense, in respect of any such proceeding as to which the Owner shall have acknowledged in writing its obligation to indemnify the Indemnified Person pursuant to this Section 6.1, and at the expense of Owner in respect of any such proceeding as to which the Owner shall not have so acknowledged its obligation to the Indemnified Person pursuant to this Section 6.1. Owner may in any event participate in all such proceedings at its own cost. Nothing contained in this Section 6.1(f) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto. So long as no Event of Default pursuant to Section 5.01(f) or 5.01(g) of the Indenture shall exist and be continuing, no Indemnified Person shall be entitled to enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnified Person waives its right to be indemnified with respect to such Claim under this Section 6.1.
          (g) Subrogation. If a Claim indemnified by the Owner under this Section 6.1 is paid in full by the Owner and/or an insurer under a policy of insurance maintained by the Owner, the Owner and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. So long as no Event of Default shall have occurred and be continuing, should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Owner hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount the Owner or any of its insurers has paid) to the Owner.
          (h) Waiver of Certain Claims. The Owner hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Owner, pollution incidents, loss or damage to property of the Owner, or the loss of profits or use of any property of the Owner, which may result from or arise out of the condition, use or operation of the Equipment prior to the release of the Lien of the Indenture, including without limitation any latent or patent defect whether or not discoverable.
     6.2 Transaction Costs.
          (a) Invoices and Payment. Each of the Indenture Trustee and the Pass Through Trustee shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Closing Date). If so submitted and approved, the Owner agrees promptly, but in any event no later than the 105th day after the Closing Date, to pay Transaction Expenses.

[Participation Agreement (GATX Trust No. 2008-2)]
          (b) Payment of Other Expenses. Owner shall pay (i) the ongoing fees and expenses of Indenture Trustee as set out in separate letter agreement and the reasonable fees and expenses of the Indenture Trustee during the continuance of an Event of Default, and (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Indenture Trustee or the Loan Participant in connection with any waiver, amendment or modification of any Operative Agreement to the extent requested by Owner.
     Section 7. Owner’s Right of Quiet Enjoyment. Each party to this Agreement expressly and severally agrees that, so long as no Event of Default has occurred and is continuing, it shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) take or cause to be taken any action contrary to Owner’s rights under the Indenture or any Permitted Lessee’s rights under a Permitted Lease, including, without limitation, the right to possession, use and quiet enjoyment by Owner or any lessee under a Permitted Lease of the Equipment.
     Section 8. Successor Indenture Trustee. In the event that the Indenture Trustee gives notice of its resignation pursuant to Section 9.01 of the Indenture, the Owner shall promptly appoint a successor Indenture Trustee reasonably acceptable to the Pass Through Trustee.
     Section 9. Miscellaneous.
     9.1 Consents. Each of the Indenture Trustee and the Pass Through Trustee covenants and agrees (subject to all of the terms and provisions of the Indenture) that it shall not unreasonably withhold its consent to any consent requested of it under the terms of the Operative Agreements that by its terms is not to be unreasonably withheld by it.
     9.2 Amendments and Waivers. Except as otherwise provided in the Indenture, no term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party against which enforcement of the termination, amendment or waiver is sought.
     9.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed by any of the methods set forth in clauses (i) or (ii) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

[Participation Agreement (GATX Trust No. 2008-2)]
          If to the Owner:
GATX Corporation
222 West Adams Street
Chicago, Illinois60606
Attention: Treasurer
                   (GATX Trust No. 2008-2)
Facsimile: (312) 621-6645
Confirmation No.: (312) 621-6200
          If to the Indenture Trustee:
U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attention: Corporate Trust Services (GATX Trust No. 2008-2)
Facsimile: (860) 241-6881
          If to the Pass Through Trustee:
U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Mail Code: EX-DE-WDAW
Wilmington, DE 19801
Attention: Corporate Trust Services
Ref: GATX Trust No. 2008-2
Facsimile: (302) 576-3717
     9.4 Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement, shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by any such party or on behalf of any such party.
     9.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of any Equipment Note issued and delivered pursuant to the Indenture. Except as expressly provided herein or in the other Operative Agreements, no party hereto may assign their interests herein without the consent of the parties hereto.
     9.6 Business Day. Notwithstanding anything herein or in any other Operative Agreement to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Agreement is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such succeeding Business Day and (provided such payment is made on

[Participation Agreement (GATX Trust No. 2008-2)]
such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.
     9.7 Governing Law. This agreement shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance; provided, however, that the parties hereto shall be entitled to all rights conferred by any applicable federal statute, rule or regulation.
     9.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     9.9 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.
     9.10 Headings and Table of Contents. The headings of the Sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
*   *   *

[Participation Agreement (GATX Trust No. 2008-2)]
     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered, all as of the date first above written.

OWNER:

GATX CORPORATION

By:
Name:
Title:

INDENTURE TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity except as expressly provided herein but solely as Indenture Trustee

By:
Name:
Title:

PASS THROUGH TRUSTEE:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity except as expressly provided herein but solely as Pass Through Trustee

By:
Name:
Title:

*
Appendix A
Participation Agreement
Trust Indenture and Security Agreement
(GATX Trust No. 2008-2)
DEFINITIONS
General Provisions
     The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of any Operative Agreement, the provisions of the main body of such Operative Agreement shall control the construction of such Operative Agreement.
     Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties and (iii) references to statutes and laws shall mean and include such statutes and laws as the same may be amended, supplemented and otherwise modified from time to time.
Defined Terms
     “AAR” shall mean the Association of American Railroads or any successor thereto.
     “Affiliate” of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
     “After-Tax Basis” shall mean, with respect to any payment received or accrued by any Person, that the amount of such payment is supplemented by a further payment or payments so that the sum of all such payments, after reduction for all Taxes payable by such Person imposed by any taxing authority by reason of the receipt or accrual of such payments, shall be equal to the payment due to such Person.
     “Average Life Date” shall mean, with respect to an Equipment Note, the date which follows the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination by a period equal to the Remaining Weighted Life of such Equipment Note.

[Appendix A]
     “Bankruptcy Code” shall mean the United States Bankruptcy Reform Act of 1978, as amended from time to time, 11 U.S.C. §101 et. seq.
     “Basic Group” shall mean each of the seven basic groups of Equipment designated in Schedule 1 to the Participation Agreement.
     “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, and the city and state in which the corporate trust office of the Indenture Trustee at which the Indenture is administered is located.
     “Certificateholder” shall mean the Person in whose name a Pass Through Certificate is registered in the register for Pass Through Certificates of a particular series.
     “Claims” shall have the meaning specified in Section 6.1 of the Participation Agreement.
     “Closing Date” shall have the meaning specified in Section 2.1 of the Participation Agreement.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Debt Rate” shall mean a rate equal to the interest per annum borne by the Equipment Notes (computed on the basis of a 360-day year of twelve 30-day months).
     “Default” shall mean an Event of Default or an event which with notice or the lapse of time or both would become an Event of Default.
     “Determination Date” shall mean the second (2) day of any calendar month.
     “Equipment” shall mean collectively those items of railroad rolling stock described in the Indenture Supplements, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof.
     “Equipment Cost” shall mean, for each Unit, the amount set forth in Schedule 1 to the Participation Agreement with respect to such Unit. Notwithstanding anything in the Operative Agreements to the contrary, the Equipment Cost for any Replacement Unit shall be deemed to be the Equipment Cost or deemed Equipment Cost of the Unit it replaced.
     “Equipment Notes” or “Notes” shall mean the Equipment Notes, each to be substantially in the form therefor set forth in Section 2.01 of the Indenture, issued by the Owner pursuant to Section 2.02 of the Indenture, and authenticated by the Indenture Trustee, in principal amounts, maturities and bearing interest at the rates and payable as provided in Section 2.02 of the Indenture and secured as provided in the Granting Clause of the Indenture, and shall include any Equipment Notes issued in exchange therefor or replacement thereof pursuant to Section 2.06 or 2.07 of the Indenture. A “related” Equipment Note, when used with respect to any Unit or Units of Equipment, shall mean the Equipment Note issued with respect to the Basic Group to which such Unit belongs.

[Appendix A]
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.
     “Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.
     “Event of Loss” shall have the meaning specified in Section 4.06 of the Indenture.
     “Final Maturity Date” shall mean November 15, 2013.
     “FRA” shall mean the Federal Railroad Administration or any successor thereto.
     “Hazardous Substances” shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, (f) defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, or (g) defined as “hazardous substances” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act.
     “Indemnified Person” shall have the meaning specified in Section 6.1(b) of the Participation Agreement.
     “Indenture Agreements” shall mean any document, contract, agreement or instrument from time to time assigned or pledged under the Indenture.
     “Indenture” or “Trust Indenture” shall mean the Trust Indenture and Security Agreement (GATX Trust No. 2008-2), dated as of November 6, 2008 between the Owner and the Indenture Trustee. The term “Indenture” shall include, except where the context otherwise requires, each Indenture Supplement entered into pursuant to the terms of the Indenture.
     “Indenture Estate” shall have the meaning specified in the Granting Clause of the Indenture.
     “Indenture Investment” shall mean any obligation issued or guaranteed by the United States of America or any of its agencies for the payment of which the full faith and credit of the United States of America is pledged.
     “Indenture Supplement” shall mean an Indenture Supplement (GATX Trust No. 2008-2) dated the Closing Date or the date that any Replacement Unit is subjected to the lien and security interest of the Indenture, substantially in the form of Exhibit A to the Indenture, by the Owner, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be. A “related” Indenture Supplement, when used with respect to any Unit or Units of

[Appendix A]
Equipment, shall mean the Indenture Supplement under which such Unit or Units of Equipment is or are included in the Indenture Estate.
     “Indenture Trustee” shall mean U.S. Bank National Association, a national banking association, as trustee under the Indenture and its successors thereunder.
     “Indenture Trustee Agreements” shall mean the Operative Agreements to which the Indenture Trustee is or will be a party.
     “Interchange Rules” shall mean the interchange rules or supplements thereto of the Mechanical Division of the Association of American Railroads, as the same may be in effect from time to time.
     “Investment Banker” shall mean an independent investment banking institution of national standing appointed by Owner or, if the Indenture Trustee does not receive notice of such appointment at least ten days prior to a scheduled prepayment date or if an Event of Default shall have occurred and be continuing, appointed by the Indenture Trustee.
     “Late Rate” shall mean the lesser of 2% over the Debt Rate and the maximum interest rate from time to time permitted by law.
     “Lien” shall mean any mortgage, pledge, security interest, lien, encumbrance, lease, disposition of title or other charge of any kind on property.
     “Loan Participant” or “Note Holder” shall mean and include each registered holder from time to time of an Equipment Note issued under the Indenture, including, so long as it holds any Equipment Notes issued thereunder, the Pass Through Trustee under the Pass through Trust Agreement.
     “Majority In Interest” as of a particular date of determination shall mean with respect to any action or decision of the holders of the Equipment Notes, the holders of more than 50% in aggregate unpaid principal amount of the Equipment Notes, if any, then outstanding which are affected by such decision or action, excluding any Equipment Notes held by the Owner or an Affiliate of the Owner unless all Equipment Notes are so held.
     “Make-Whole Amount” shall mean, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date pursuant to Section 2.09(b) of the Indenture, the amount which the Investment Banker determines as of the third Business Day prior to such prepayment date to equal the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Equipment Note, discounted semi-annually on each May 15 and November 15 at a rate equal to the Treasury Rate plus 50 basis points per annum, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note plus any accrued but unpaid interest thereon.
     “Material Default” shall mean a Default pursuant to Sections 5.01(a), 5.01(f) or 5,01(g) of the Indenture.

[Appendix A]
     “Modification” shall have the meaning specified in Section 4.05(b) of the Indenture.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Non-Severable Modification” shall mean any Modification that is not readily removable without impairing the value, utility or remaining useful life of the Equipment or any Unit immediate prior to removal of such modification, other than in a de minimis nature.
     “Non-U.S. Person” means a Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
     “Officer’s Certificate” shall mean a certificate signed (i) in the case of a corporation by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, (iii) in the case of a limited liability company, any Member, Manager or other individual authorized to execute such document on behalf of the company, and (iv) in the case of a commercial bank or trust company, the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.
     “Operative Agreements” shall mean the Participation Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Pass Through Certificates, the Equipment Notes, the Indenture, the Indenture Supplements and the Underwriting Agreement.
     “Owner” shall mean GATX Corporation, a New York corporation, and its successors and permitted assigns.
     “Owner Agreements” shall mean the Operative Agreements to which Owner is or will be a party.
     “Participation Agreement” shall mean the Participation Agreement (GATX Trust 2008-2) dated as of November 6, 2008, among the Owner, the Pass Through Trustee and the Indenture Trustee.
     “Pass Through Certificates” shall mean each of the Pass Through Certificates issued pursuant to the Pass Through Trust Supplement and the Pass Through Trust Agreement.
     “Pass Through Trust Agreement” shall mean the Pass Through Trust Agreement, dated as of November 6, 2008, between the Owner and the Pass Through Trustee.
     “Pass Through Trust Supplement” shall mean Trust Supplement No. 2008-2 dated November 6, 2008 between the Owner and the Pass Through Trustee which supplements the Pass Through Trust Agreement (i) by creating a separate trust for the holders of certain Pass

[Appendix A]
Through Certificates, (ii) by authorizing the issuance of such Pass Through Certificates and (iii) by establishing the terms of such Pass Through Certificates.
     “Pass Through Trustee” shall mean U.S. Bank Trust National Association, a national banking association, in its capacity as trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplements, and each other person which may from time to time be acting as successor trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplement.
     “Pass Through Trustee Agreements” shall mean the Operative Agreements to which the Pass Through Trustee is or will be a party.
     “Payment Date” shall mean each May 15 and November 15 of each year, commencing May 15, 2009, provided that if any such date shall not be a Business Day, then the “Payment Date” shall be the next succeeding Business Day.
     “Permitted Lease” shall have the meaning specified in Section 4.04(c) of the Indenture.
     “Permitted Lessee” means the lessee under a Permitted Lease.
     “Permitted Liens” with respect to the Equipment and each Unit thereof shall mean: (i) the rights of the Indenture Trustee and the Loan Participant under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (ii) Liens attributable to Indenture Trustee (both in its capacity as trustee under the Indenture and in its individual capacity); (iii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or impair the Lien of the Indenture; (iv) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Owner’s (or if a lease is then in effect, any lessee’s) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or impair the Lien of the Indenture; (v) Liens arising out of any judgment or award against the Owner (or any Permitted Lessee) with respect to which an appeal or proceeding for review is being presented in good faith and for the payment of which adequate reserves have been provided as required by generally accepted accounting principles or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and there exists no material risk of sale, forfeiture, loss, or loss of or interference with the use or possession of any Unit or any interest therein or impair the Lien of the Indenture, and (vi) salvage rights of insurers under insurance policies maintained pursuant to Section 4.07 of the Indenture.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust, association or unincorporated organization, and a government or agency or political subdivision thereof.
     “Prospectus” shall mean the Prospectus relating to the Pass Through Certificates.

[Appendix A]
     “Rating Agencies” means, collectively, Moody’s and Standard & Poor’s.
     “Related Indemnitee Group” shall have the meaning specified in Section 6.1(b) of the Participation Agreement.
     “Remaining Weighted Average Life” shall mean, with respect to any date of prepayment or any date of determination of any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note by (ii) the number of days from and including the prepayment date or date of determination to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Notes.
     “Replacement Unit” shall mean a hopper car, gondola car or tank car, as the case may be, which will be subjected to the Lien of the Indenture pursuant to Section 4.06(c) of the Indenture.
     “Required Modification” shall have the meaning specified in Section 4.05(a) of the Indenture.
     “Responsible Officer” shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Treasurer or other officer, who in the normal performance of his operational responsibility would have knowledge of such matters and the requirements with respect thereto.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security” shall have the same meaning as in Section 2(1) of the Securities Act.
     “Series” shall mean each series of Equipment Notes issued under the Indenture, one with respect to each Basic Group.
     “Severable Modification” shall mean any Modification that is readily removable without causing material damage to the Equipment or any Unit and without diminishing the value, utility or useful life of such Unit below the value, utility or useful life of such Unit immediately prior to such Modification, assuming that such Unit was then in the condition required to be maintained by the terms of the Indenture, other than in a de minimis nature and for the avoidance of doubt is not a Required Modification.
     “Specified Investments” shall mean (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture Trustee if such conditions are met), and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in

[Appendix A]
clauses (i) and (iii) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a “Specified Investment” unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Inc.
     “STB” shall mean the Surface Transportation Board of the United States Department of Transportation or any successor thereto.
     “Subsidiary” of any Person shall mean any corporation, association, or other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.
     “Taxes” shall mean all taxes (including, without limitation, income, gross receipts, franchise, sales, use, rental, turnover, business, occupation, excise, value-added, tangible and intangible personal property and stamp taxes), levies, assessments, imposts, duties, charges or withholdings of any nature, together with any and all penalties, additions to tax, fines or interest thereon imposed by any federal, state or local government, political subdivision, or taxing authority in the United States or its possessions, by any government or taxing authority of or in a foreign country or by any international authority , upon, with respect to or in connection with:
     (i) the Equipment or any Unit or part of any of the Equipment or interest therein;
     (ii) acquisition, financing, ownership, leasing, possession, purchase, acceptance, rejection, condition, registration, return, use, storage, operation, return, transfer of title, maintenance, repair, improvement, replacement, substitution, delivery, redelivery, non-delivery, transport, preparation, assembly, insurance, construction, manufacture, insuring, modification, transfer, control, occupancy, servicing, mortgaging, location, refinancing, disposition, subleasing, repossession, abandonment, sale or other application or disposition of or with respect to the Equipment or any Unit or part of any of the Equipment or interest therein;
     (iii) the rental payments, receipts or earnings arising from any Unit of Equipment or payable pursuant to any Permitted Lease;
     (iv) the Equipment Notes, their issuance, acquisition, transfer or refinancing or the payment of principal, interest or premium or other amounts with respect thereto; and
     (v) the Operative Agreements or otherwise in connection with the transactions contemplated thereby.
     “Threshold Amount” shall mean $5,000,000.
     “Total Equipment Cost” shall mean the sum of the Equipment Costs for each Unit.

[Appendix A]
     “Transaction Expenses” means (subject in each case to any fee cap or other arrangement previously agreed with Owner): (i) the reasonable and actual fees, expenses and disbursements incurred in connection with the negotiation, execution and delivery of the Operative Agreements of (1) Shipman & Goodwin LLP, special counsel for Indenture Trustee, and (2) special STB and Canadian counsel, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Owner and (iii) the initial fee and reasonable and actual disbursements of Indenture Trustee under the Indenture.
     “Treasury Rate” shall mean with respect to prepayment of each Equipment Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date.
     “Trustee” shall mean each of the Indenture Trustee or the Pass Through Trustee and “Trustees” shall mean the Indenture Trustee and the Pass Through Trustee, collectively.
     “Underwriters” shall mean the underwriters named on Schedule I to the Underwriting Agreement.
     “Underwriting Agreement” shall mean that certain Underwriting Agreement between the Owner and the Underwriters, pertaining to the sale of the Pass Through Certificates.
     “Unit” shall mean each unit or item of Equipment.
     “U.S. Bank” shall mean U.S. Bank National Association.
     “USBT” shall mean U.S. Bank Trust National Association.